UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                                 August 14, 2000
                                (Date of earliest
                                 event reported)



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




         PENNSYLVANIA                1-1401                  23-0970240
          (State or other             (SEC                 (IRS Employer
        jurisdiction of           file number)             Identification
         incorporation)                                       Number)




          230l Market Street, Philadelphia, Pennsylvania         19101
             (Address of principal executive offices)          (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events.

On August 14, 2000, PECO Energy Company issued the following announcement:

PECO ENERGY TO PURCHASE SITHE NORTH AMERICA, EXPANDING FUTURE EXELON GENERATION AND POWER MARKETING PORTFOLIOS

Philadelphia, Pa., August 14, 2000 - PECO Energy Company (NYSE:PE) announced today it has signed a definitive agreement to purchase 49.9 percent of Sithe Energies' North American businesses for $682 million, with an option to purchase 100 percent of the company within two to five years, subject to prevailing market conditions.

The deal is anticipated to close in the fourth quarter of 2000, by which time PECO Energy's pending merger with Unicom Corporation (NYSE:UCM), to form Exelon Corporation, is expected to be completed.

The Sithe purchase involves 3,800 megawatts (mw) of existing merchant generation, 2,500 mw under construction, and another 3,700 mw of generation in various stages of advanced development, as well as Sithe's domestic marketing and development businesses. The generation assets are primarily in Massachusetts and New York, but also include plants in Pennsylvania, California, Colorado and Idaho, as well as Canada and Mexico.

The full purchase will increase Exelon's national generation footprint to 46,000 mw, making Exelon one of the top generation companies in the nation.

Corbin A. McNeill, Jr., chairman, president and CEO of PECO Energy, and John W. Rowe, chairman, president and CEO of Unicom, who will become co-CEOs of Exelon, said in a joint statement:

"This purchase represents a significant step forward for Exelon's generation strategy and our objective of becoming the nation's premier power generator and marketer. The transaction expands our core competencies in natural gas fired generation, greenfield development and trading and marketing. It also reflects Exelon's strategy to optimize its portfolio through a balanced generation mix and geographic presence.

This transaction gives us the opportunity to join with one of the country's leading merchant power developers operating a quality fleet of assets in robust, unregulated power markets. Combined with Exelon's existing generation assets, this gives us a much broader and more diverse market presence in the U.S., creating excellent value for our shareholders.

This purchase will create a whole new dimension to Exelon's business and competitive profile. Our generating focus is now broader, moving well beyond our core nuclear generating competency. Also, acquisition of a large fleet of assets on a negotiated basis creates more value for our shareholders than highly competitive single plant auctions.

Additionally, we will be acquiring an extensive electric and natural gas trading presence in the New England and New York power pools, complementing our already strong midwest and mid-Atlantic positions, and the transaction will give us one of the strongest generation development capabilities in the world."

William Kriegel, chairman and chief executive officer of Sithe, said, "Sithe has assembled one of the largest portfolios of environmentally-friendly, non-nuclear power generating facilities and has distinguished itself as a leader in energy development. All of us at Sithe are proud that together we have delivered significant value to our shareholders. I am confident that Sithe and its employees will benefit from working closely with PECO Energy, one of the country's leading energy companies."

McNeill said the purchase is expected to be earnings neutral to positive through 2002, and highly accretive thereafter. "We anticipate significant earnings contribution beginning in 2003," he said.

"This transaction," he added, "clearly helps accelerate our generation strategy and asset-based trading capabilities, and it puts us in a very strong position to achieve our goals that will sustain our growth beyond 2003."

The acquisition is conditioned on approval by the Federal Energy Regulatory Commission, the Securities and Exchange Commission, and state regulatory proceedings.

Credit Suisse First Boston acted as exclusive  financial advisor to PECO Energy.

PECO Energy Company is an electric and gas utility with 6,500 employees  serving
1.5 million electric customers in the five-county Philadelphia region and more than 425,000 natural gas customers. It has aggressively forged into the deregulated marketplace, trading wholesale power 24 hours a day in 47 states and Canada, purchasing and operating nuclear generation and establishing unregulated ventures in retail energy sales, telecommunications and utility infrastructure management. PECO Energy has set new nuclear performance standards in safety, capacity factors, refueling efficiency and low operating and maintenance costs, while producing more than 36 billion kilowatt-hours of nuclear electricity in 1999. PECO Energy also owns and operates coal, natural gas, oil, landfill gas and hydro generating plants.

Incorporated in 1994 and based in Chicago, Unicom Corporation (NYSE:UCM) is a public company dedicated to meeting the energy needs of residential, commercial, industrial and wholesale customers. With nearly 15,000 employees and nearly $7 billion in revenues, Unicom Corporation is the parent holding company to Commonwealth Edison Company (ComEd), its principal subsidiary, and Unicom Enterprises, Inc. (UEI), offering competitive energy-related products and services. Engaged principally in the production, purchase, transmission, distribution and sale of electricity to retail and wholesale customers, ComEd provides service to more than 3.4 million customers across Northern Illinois, or 70 percent of the state's population.

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results and the pending merger involving PECO Energy Company and Unicom Corporation. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for, governmental approvals for the merger; and other economic, business, competitive and/or regulatory factors affecting PECO Energy Company's, Unicom's and Sithe Energies' businesses generally. More detailed information about those factors is set forth in the joint proxy statement/prospectus regarding the pending merger and in PECO Energy's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. PECO Energy Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 PECO ENERGY COMPANY


                                                 /S/ Jean H. Gibson
                                                 ---------------------------
                                                 Vice President & Controller


August 14, 2000